Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-8

BANCO SANTANDER, S.A.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Shares of Capital Stock of Banco Santander, S.A., par value Euro 0.50 each, reserved for issuance pursuant to the Banco Santander, S.A. Deferred and Conditional Variable Remuneration Plan (Cycle XIV)	(1)	Other	21,600,000	$6.16	$133,056,000.00	0.0001531	$20,370.87
Fees to be Paid	Equity	Shares of Capital Stock of Banco Santander, S.A., par value Euro 0.50 each, reserved for issuance pursuant to the Banco Santander, S.A. Deferred Multiyear Objectives Variable Remuneration Plan (Cycle IX)	(1)	Other	1,400,000	6.16	8,624,000.00	0.0001531	$1,320.33
Fees to be Paid	Equity	Shares of Capital Stock of Banco Santander, S.A., par value Euro 0.50 each, reserved for issuance pursuant to the Banco Santander, S.A. Buyouts Procedure	(1)	Other	7,000,000	$6.16	$43,120,000.00	0.0001531	$6,601.67

Total Offering Amounts:							$184,800,000.00		$28,292.88
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$28,292.88

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Offering Note(s)

(1)	The shares of capital stock of Banco Santander, S.A. (the “Registrant”), par value Euro 0.50 each (each, a “Share”) being registered hereby may be represented in the form of the Registrant’s American Depositary Shares (“ADSs”), evidenced by American Depositary Receipts (“ADRs”), with each ADS representing one Share.

The Banco Santander ADSs to be awarded under the Banco Santander, S.A. Deferred and Conditional Variable Remuneration Plan (Cycle XIV), the Banco Santander, S.A. Deferred Multiyear Objectives Variable Remuneration Plan (Cycle IX) and the Banco Santander, S.A. Buyouts Procedure will be acquired based on open market purchases. In addition, in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 shall be deemed to include such additional ordinary shares as may be offered to prevent dilution resulting from stock splits, stock dividends or similar transactions pursuant to the provisions of the plan covered hereby.

Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act on the basis of the average high and low sale prices of Shares on the Madrid Stock Exchange on February 18, 2025, translated at the Federal Reserve Bank of New York Noon Buying Rate of U.S. $1.0455 per Euro 1.0 on February 21, 2025.

Rounded up to the nearest penny.